UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:
July 27, 2005

Commission File Number: 0-29630

SHIRE PHARMACEUTICALS GROUP PLC
(Exact name of registrant as specified in its charter)

England and Wales	98-0359573
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Hampshire International Business Park, Chineham,	+44 1256 894 000
(Registrant’s telephone number, including area code)
Basingstoke, Hampshire, England, RG24 8EP
(Address of principal executive offices and zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.f13e-4(c))

THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization; the impact of competitive products, including, but not limited to, the impact of those on Shire's Attention Deficit and Hyperactivity Disorder (ADHD) franchise; patents, including, but not limited to, legal challenges relating to Shire's ADHD franchise; government regulation and approval, including, but not limited to, the expected product approval dates of MTS (METHYPATCH) (ADHD), SPD503 (ADHD), SPD465 (ADHD), SPD476 (ulcerative colitis), I2S (iduronate-2-sulfatase) (Hunter syndrome), and NRP104 (ADHD), including its scheduling classification by the Drug Enforcement Agency in the United States; Shire’s ability to benefit from its acquisition of Transkaryotic Therapies, Inc.; Shire's ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year to December 31, 2004.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On July 27, 2005, Shire Pharmaceuticals Group plc (the Company or Shire) completed its acquisition of Transkaryotic Therapies Inc (TKT) pursuant to the Agreement and Plan of Merger, dated April 21, 2005 (the “Merger Agreement”), among Shire, Sparta Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Shire (“Merger Sub”), and TKT. Shire’s acquisition of TKT was effected by merging Merger Sub with and into TKT (the “Merger”), with TKT continuing as the surviving corporation. As consideration for the Merger and pursuant to the terms of the Merger Agreement, Shire paid to TKT’s stockholders $37.00 in cash, without interest, for each share of TKT common stock outstanding at the time of the Merger, less any applicable withholding taxes. In addition, each outstanding option to purchase TKT common stock that was granted or committed to be granted prior to the date of the Merger Agreement became the right to receive the difference between $37.00 per share and the per share exercise price of such option, less any applicable withholding taxes, and each outstanding option to purchase TKT common stock that was granted pursuant to an offer of employment made on or after the date of the Merger Agreement was cancelled and will be substituted with an option having equivalent value under an equity compensation plan of Shire.

This Form 8-K/A amends the current report on Form 8-K dated July 27, 2005 to include Item 9.01 (b) Pro Forma Financial Information.

ITEM 9.01 Financial Statements and Exhibits

On July 27, 2005 the Company completed its acquisition of TKT.

The following pro forma condensed combined financial statements are presented to illustrate the effects of the acquisition on the historical financial position and operating results of Shire and TKT. The unaudited pro forma condensed combined statements of income combined the historical consolidated statements of income of Shire and TKT, giving effect to the acquisition as if it had occurred on January 1, 2004 for the twelve months to December 31, 2004 and as if the acquisition had occurred on January 1, 2005 for the three months to March 31, 2005. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of Shire and TKT, giving effect to the acquisition as if it had occurred on March 31, 2005. The Company has adjusted the historical consolidated financial information to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of income, expected to have a continuing impact on the combined results. This information should be read in conjunction with the:

(i)	accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

(ii)	separate historical financial statements of Shire for the year ended December 31, 2004 included in Shire's Annual Report on Form 10-K for the year ended December 31, 2004;

(iii)	separate historical financial statements of TKT for the year ended December 31, 2004 included in TKT’s Annual Report on Form 10-K for the year ended December 31, 2004.

(iv)	separate historical unaudited interim financial statements of Shire as of and for the period ended March 31, 2005 included in Shire’s Quarterly Report on Form 10-Q for the period ended March 31, 2005; and

(v)	separate historical unaudited interim financial statements of TKT as of and for the period ended March 31, 2005 included in TKT’s Quarterly Report on Form 10-Q for the period ended March 31, 2005.

The Company prepared the unaudited pro forma condensed combined financial information using the purchase method of accounting with Shire as the acquirer. Accordingly, Shire's estimated cost to acquire TKT of approximately $1.6 billion has been allocated to the assets acquired and liabilities assumed according to their estimated fair values at the date of acquisition. Any excess of the estimated purchase price over the estimated fair value of the net assets acquired has been recorded as goodwill. Independent valuation specialists are currently assisting management in determining the fair values of a significant portion of these net assets acquired. The preliminary work performed by the independent valuation specialists has been considered by management in estimating the fair values reflected in these unaudited pro forma condensed combined financial statements. The final determination of these fair values will be completed as soon as possible but no later than one year from the acquisition date.

This final valuation will be based on the actual assets acquired and liabilities assumed at the acquisition date and management's consideration of the independent valuation work. Although the final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction to Shire.

The unaudited pro forma condensed combined financial information is presented for informational purposes only. The pro forma data is not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

     SHIRE PHARMACEUTICALS GROUP PLC
CONDENSED COMBINED BALANCE SHEETS (unaudited)
As of March 31, 2005

			Pro Forma		Pro Forma
	Shire	TKT	Adjustments		Combined
	$’000	$’000	$’000	Notes	$’000

ASSETS
Current assets:
Cash and cash equivalents	1,141,090	57,741	(1,073,831)	(3a)	125,000
Restricted cash	20,688	7,877	-		28,565
Short-term investments	315,702	64,907	(380,609)	(3b)	-
Accounts receivable, net	231,738	29,363	-		261,101
Inventories	45,880	14,081	(14,081)	(2a)
- fair value	-	-	125,742	(2a)	171,622
Deferred tax asset	49,546	-	200,201	(2d)	249,747

Prepaid expenses and other current assets	90,587	13,068	588	(3c)	104,243

Total current assets	1,895,231	187,037	(1,141,990)		940,278

Investments	57,817	-	-		57,817
Property, plant and equipment, net	145,021	58,614	-		203,635
Goodwill	231,841	39,038	(39,038)	(3d)
- on TKT acquisition	-	-	110,095	(3d)	341,936
Other intangible assets, net	298,687	21,369	(21,369)	(2b)
- fair value	-	-	481,000	(2b)	779,687
Deferred tax asset	31,715	-	-		31,715
Other non-current assets	38,885	4,933	(1,559)	(3e)	42,259

Total assets	2,699,197	310,991	(612,861)		2,397,327

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	308,536	35,147	(8,176)	(2c)
- fair value of deferred revenue	-	-	6,838	(2c)	342,345
Loan facility	22,810	-	-		22,810
Other current liabilities	70,077	-	5,548	(3f)	75,625

Total current liabilities	401,423	35,147	4,210		440,780

Long-term debt	116	94,000	(94,000)	(3g)
- revolving credit facility drawn-down	-	-	171,015	(3g)	171,131
Deferred tax liability	-	-	170,063	(2d)	170,063
Other non-current liabilities	26,402	7,868	-		34,270

Total liabilities	427,941	137,015	251,288		816,244

Shareholders’ equity:
Common stock	40,525	352	(352)		40,525
Exchangeable shares	135,524	-	-		135,524
Treasury stock	(223)	(2,282)	2,282		(223)
Additional paid-in capital	1,148,674	688,957	(688,957)		1,148,674
Accumulated other comprehensive income	115,577	15,174	(15,174)		115,577
Retained earnings	831,179	(528,225)	528,225
- in-process research and development write-
off	-	-	(689,000)	(2e,3h)
- write-off of bridging loan arrangement costs	-	-	(1,173)	(3h)	141,006

Total shareholders’ equity	2,271,256	173,976	(864,149)	(3h)	1,581,083

Total liabilities and shareholders’ equity	2,699,197	310,991	(612,861)		2,397,327

The accompanying notes are an integral part of these condensed combined financial statements.

SHIRE PHARMACEUTICALS GROUP PLC
CONDENSED COMBINED STATEMENTS OF OPERATIONS (unaudited)
For the three months to March 31, 2005

			Pro Forma		Pro Forma
	Shire	TKT	Adjustments		Combined
	$’000	$’000	$’000	Notes	$’000

Total revenues	333,693	22,574	-		356,267
Costs and expenses:
Cost of product sales	33,333	3,082	-		36,415
Research and development	111,532	25,203	-		136,735
Selling, general and administrative	171,209	11,512	8,353	(3i)	191,074
Intangible asset impairment	-	-	-		-
Reorganization costs	2,878	671	(671)	(3i)	2,878

Total operating expenses	318,952	40,468	7,682		367,102

Operating income/(loss)	14,741	(17,894)	(7,682)		(10,835)
Interest income	9,725	835	-		10,560
Interest expense	(15)	(405)	(2,039)	(3j)	(2,459)
Other expense, net	(66)	(4,100)	-		(4,166)

Total other income/(expense), net	9,644	(3,670)	(2,039)		3,935

Income/(losses) from continuing operations
before income taxes and equity in losses of	24,385	(21,564)	(9,721)		(6,900)
equity method investees
Income taxes	(6,803)	(119)	3,596	(3k)	(3,326)
Equity in losses of equity method investees	(205)	-	-		(205)

Income/(losses) from continuing operations	17,377	(21,683)	(6,125)		(10,431)
Gain on disposition of discontinued
operations	3,125	-	-		3,125

Net income/(loss)	20,502	(21,683)	(6,125)		(7,306)

Earnings per share - basic
Income/(loss) from continuing operations	3.5c				(2.1c )
Gain on disposition of discontinued
operations	0.6c				0.6c

Net income	4.1c				(1.5c )

Earnings per share - diluted
Income/(loss) from continuing operations	3.5c				(2.1c )
Gain on disposition of discontinued
operations	0.6c				0.6c

	4.1c				(1.5c )

Weighted average number of shares
(thousands):
Basic	498,999			(3l)	498,999
Diluted	503,669			(3l)	503,669

The accompanying notes are an integral part of these condensed combined financial statements.

SHIRE PHARMACEUTICALS GROUP PLC
CONDENSED COMBINED STATEMENTS OF OPERATIONS (Unaudited)
For the year to December 31, 2004

				Pro Forma		Pro Forma
	Shire		TKT	Adjustments		Combined
	$’000		$’000	$’000	Notes	$’000

Total revenues	1,363,207		78,126	-		1,441,333
Costs and expenses:
Cost of product sales	141,909		16,367	-		158,276
Research and development	196,265		88,148	-		284,413
Selling, general and administrative	516,645		43,902	34,696	(3i)	595,243
Intangible asset impairment	13,477		509	-		13,986
Reorganization costs	48,469		3,970	(3,970)	(3i)	48,469

Total operating expenses	916,765		152,896	30,726		1,100,387

Operating income/(loss) before minority
interest	446,442		(74,770)	(30,726)		340,946

Minority interest	-		55	-		55

Operating income/(loss) after minority
interest	446,442		(74,715)	(30,726)		341,001
Interest income	21,901		2,938	-	(3j)	24,839
Interest expense	(12,294)		(1,061)	(8,155)	(3j)	(21,510)
Other income, net	3,845		7,254	-		11,099

Total other income, net	13,452		9,131	(8,155)		14,428

Income/(loss) from continuing operations
before income taxes and equity in earnings	459,894		(65,584)	(38,881)		355,429
of equity method investees
Income taxes	(129,103)		(290)	14,386	(3k)	(115,007)
Equity in earnings of equity method
investees	2,508		-	-		2,508

Income/(loss) from continuing operations	333,299		(65,874)	(24,495)		242,930
Loss from discontinued operations	(20,135)		-	-		(20,135)
Loss on disposition of discontinued
operations	(44,157)		-	-		(44,157)

Net income/(loss)	269,007		(65,874)	(24,495)		178,638

Earnings per share - basic
Income from continuing operations	67.2c					49.0c
Loss from discontinued operations	(4.1c	)				(4.1c	)
(Loss)/gain on disposition of discontinued
operations	(8.9c	)				(8.9c	)

Net income	54.2c					36.0c

Earnings per share - diluted
Income from continuing operations	65.9c					48.2c
Loss from discontinued operations	(4.0c	)				(4.0c	)
(Loss)/gain on disposition of discontinued
operations	(8.6c	)				(8.6c	)

	53.3c					35.6c

Weighted average number of shares:
Basic	496,307				(3l)	496,307
Diluted	511,267				(3l)	511,267

The accompanying notes are an integral part of these condensed combined financial statements.

SHIRE PHARMACEUTICALS GROUP PLC
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Description of transaction and basis of presentation

On July 27, 2005, the Company completed its acquisition of TKT pursuant to the Agreement and Plan of Merger, dated April 21, 2005 (the “Merger Agreement”), among Shire, Sparta Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Shire (“Merger Sub”), and TKT. Shire’s acquisition of TKT was effected by merging Merger Sub with and into TKT (the “Merger”), with TKT continuing as the surviving corporation. As consideration for the Merger and pursuant to the terms of the Merger Agreement, Shire paid to TKT’s stockholders $37.00 in cash, without interest, for each share of TKT common stock outstanding at the time of the Merger, less any applicable withholding taxes. In addition, each outstanding option to purchase TKT common stock that was granted or committed to be granted prior to the date of the Merger Agreement became the right to receive the difference between $37.00 per share and the per share exercise price of such option, less any applicable withholding taxes, and each outstanding option to purchase TKT common stock that was granted pursuant to an offer of employment made on or after the date of the Merger Agreement was cancelled and will be substituted with an option having equivalent value under an equity compensation plan of Shire.

In connection with the acquisition, the holders of 12,318,765 shares of TKT common stock (“the dissenting shareholders”) submitted written demands for appraisal of their shares and have, as a result, elected not to accept the $37.00 per share merger consideration. To the extent that these demands were validly asserted in accordance with the applicable requirements of Delaware law and these holders perfect their rights thereunder, such holders will be entitled to receive the fair value of their shares as determined by the Delaware Court of Chancery. The determination of fair value of the TKT shares will be made excluding any element of value arising from the transaction, such as cost savings or business synergies. The Delaware Court of Chancery may ascribe a valuation to the shares that is greater than, less than or equal to $37.00 per share and may award interest on the amount determined in the appraisal process. TKT shareholders who have asserted appraisal rights may within 60 days after the effective time of the Merger withdraw their demand for appraisal and accept the $37.00 per share Merger consideration in cash.

Total consideration, including amounts payable in respect of stock options and convertible securities, is approximately $1.6 billion at the Merger price of $37.00 per share. The calculation and components of the estimated purchase price are summarized in note 2 below. This could change if Shire is required to pay a different amount of consideration in respect of the 12,318,765 TKT shareholders, which represents approximately 34% of the total shareholders, who have exercised appraisal rights. The consideration paid by Shire to TKT shareholders at completion who did not exercise appraisal rights was funded from Shire’s existing cash resources. These pro forma condensed combined financial statements have been prepared on the basis that the total consideration based on the Merger price of $37.00 per share, has been paid in full, including the dissenting shareholders.

The acquisition has been accounted for as a purchase by Shire in accordance with generally accepted accounting principles in the United States of America (US GAAP). Under the purchase method of accounting, the assets and liabilities of TKT are recorded as of completion of the acquisition at their respective fair values, and added to those of Shire. Financial statements and reported results of operations of Shire issued after the completion of the acquisition will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of TKT.

2. Preliminary allocation of purchase price

The following is a preliminary estimate of the purchase price of TKT, as of March 31, 2005:

		$’000

Common stock
Number of shares of TKT common stock – non-dissenting	23,839,511
Price per TKT share	$37.00	882,062
Number of shares of TKT common stock – dissenting	12,318,765
Price per TKT share	$37.00	455,794

Total number of shares of TKT common stock outstanding as of March 31, 2005	36,158,276	1,337,856

Stock options
Cash cost of settling TKT stock options		82,307

Convertible notes
Nominal value of convertible loan notes as of July 27, 2005 (in thousands)(1)	$85,000
Conversion ratio into TKT common stock	18.49
Total shares payable upon conversion	4,597,080
Price per TKT share	$37.00

Cost of settling convertible notes		170,092

Direct costs of acquisition		35,200

Total estimated purchase price		1,625,455

(1)	In the period April 1, 2005 to July 27, 2005 $9 million of convertible loan notes were converted into TKT common stock.

Sensitivity analysis of estimated purchase price

For every $1 increase/decrease in the purchase price applicable to dissenting shareholders, the total estimated purchase price would increase/decrease by approximately $12.3 million.

For the purpose of this pro forma analysis, the above estimated purchase price has been preliminarily allocated based on an estimate of the fair value of assets acquired and liabilities assumed. As a result of certain contingencies yet to be resolved (see TKT’s Annual Report on Form 10-K for the year to December 31, 2004), the final valuation of identifiable assets and liabilities may change, but is expected to be completed as soon as possible and, in any event, no later than one year from the acquisition date. To the extent that estimates need to be adjusted, they will be in future periods.

Purchase price allocation	Note	$’000

Book value of net assets acquired, excluding goodwill		134,938
Adjusted for:
Redemption of convertible loan notes		94,000
Write-off of convertible loan notes issuance costs		(2,736)

Adjusted book value of net assets acquired		226,202
Remaining allocation:
Increase inventory to fair value	(a)	111,661
Increase other intangible assets to fair value	(b)	459,631
Decrease in deferred income to fair value	(c)	1,338
Deferred taxes	(d)	30,138
Record in-process research and development charge	(e)	689,000
Restructuring costs	(f)	(2,610)
Goodwill on acquisition of TKT	(g)	110,095

Total estimated purchase price		1,625,455

(a) Inventory

Components of the increase in fair value for acquired inventory is as follows:

	Book value	Pro forma adjustment	Fair value
	$’000	$’000	$’000

Finished goods	2,151	76,429	78,580
Work-in-process	9,723	35,232	44,955
Raw materials	2,207	-	2,207

	14,081	111,661	125,742

(b) Other intangible assets

The acquired identifiable intangible assets are attributable to the following categories:

					Annual
					amortization
	Book	Pro forma			charge based
	value	adjustment	Fair value	Asset life	on fair value
	$’000	$’000	$’000	years	$’000

Intellectual property(1)	-	335,000	335,000	14 to 20	18,936
Customer relationships(2)	15,394	103,606	119,000	15	7,933
Other (finite-lived assets)	5,975	21,025	27,000	7	3,857

	21,369	459,631	481,000		30,726

(1)	Relates to Dynepo (excluding oncology) and Replagal (excluding US and Japan).
(2)	Relates to Replagal (excluding US and Japan).

(c) Accounts payable and other accrued liabilities

In accordance with the requirements of Emerging Issues Task Force (“EITF”) Issue No. 01-3 “Accounting in a Business Combination for Deferred Revenue of an Acquiree” this adjustment represents the elimination of deferred revenue, which related to pre-acquisition activities of TKT and did not represent a legal obligation assumed by the Company.

(d) Deferred taxes

Reflects the recognition of the deferred tax assets in respect of TKT’s carried forward tax losses and other deferred tax implications arising from the purchase accounting adjustments in respect of inventory and other intangible assets as follows:

$’000

Deferred tax asset on TKT losses carried forward (net of valuation allowance of
$35.3 million)	241,516
Deferred tax liability on inventory	(41,315)

Deferred tax asset - current	200,201
Deferred tax liability on other intangible assets – non-current	(170,063)

Deferred tax, net	30,138

(e) In-process research and development (“IPR&D”)

As required by Financial Accounting Standards Board Interpretation No. 4, "Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method" (FIN 4), the portion of the purchase price allocated to IPR&D of $689 million will be immediately expensed. An adjustment for the estimated IPR&D charge to be incurred by Shire has not been included in the unaudited pro forma condensed combined income statement since such adjustment is non-recurring in nature. The preliminary estimate of the write-off of IPR&D and related disclosures will be included in the combined company's quarterly report on Form 10-Q for the third quarter of 2005.

In the identification of intangible assets, consideration is given to whether any technology that is identified is developed or in-process. The AICPA Practice Aid "Assets Acquired in a Business Combination to Be Used In Research and Development Activities: A Focus on Software, Electronic Devices and Pharmaceutical Industries" gives guidance on the factors that should be considered when identifying IPR&D.

IPR&D is defined as a development project that has been initiated and achieved material progress but has not yet resulted in a commercially viable product. For a project to be classified as IPR&D, the following attributes must be considered:

The fair value was determined using the income approach on a project-by-project basis. This method is based on the present value of earnings attributable to the asset or costs avoided as a result of owning the assets. This method includes risk factors, which include applying an appropriate discount rate that reflects the project's stage of completion, the nature of the product, the scientific data associated with the technology, the current patent situation and market competition.

The forecast of future cash flows required the following assumptions to be made:

  Revenue that is likely to result from specific IPR&D projects, including the likelihood of approval of the product, estimated number of units to be sold, estimated selling prices, estimated market penetration and estimated market share and year-over-year growth rates over the product life cycles;

  Cost of sales related to the potential products using historical data, industry data or other sources of market data;

  Sales and marketing expense using historical data, industry data or other market data;

  General and administrative expenses; and

  R&D expenses.

The final valuation is expected to be completed as soon as possible but no later than one year from the acquisition date. To the extent that estimates need to be adjusted, they will be in future periods.

(f) Restructuring costs

Included in "Other current liabilities" is an estimate of restructuring costs accounted for in accordance with EITF Issue No. 95-3 “Recognition of Liabilities in Connection with Purchase Business Combinations”, and which have been recognized as a liability assumed in the purchase business combination. These costs relate to employee severance and duplicate facilities.

3. Pro forma adjustments

Adjustments included in the column under the heading "Pro Forma Adjustments" primarily relate to the following:

(a) Cash and cash equivalents

The adjustment to cash and cash equivalents is as follows:

$’000

Estimated purchase price (note 2)	1,625,455
Satisfied by:
Realization of short-term investments	(380,609)
Facility agreement draw-down(1)	(171,015)

Cash and cash equivalents	1,073,831

(1)	As stated in note 1 above, these pro forma condensed combined financial statements have been prepared as if the total consideration, based on the Merger price of $37.00 per share, has been paid in full, including dissenting shareholders. As at September 26, 2005, the Company had not drawn-down on the revolving credit facility as no payment has been made to the dissenting shareholders.

(b) Short-term investments

The adjustment represents the realization of short-term investments in order to settle consideration payable (see note 3(a)).

(c) Prepaid expenses and other current assets

The adjustment of $0.6 million represents the current portion of deferred debt issuance costs relating to the revolving credit facility, which was drawn-down to fund the acquisition (see note 3(a)).

The revolving credit facility has a 3-year term. The total deferred debt issuance costs will be amortized over this period.

(d) Goodwill

This adjustment represents the elimination of the historic balance of goodwill of $39.0 million that existed in TKT’s balance sheet and recognition of $110.1 million of goodwill arising on the purchase of TKT, which reflects the allocation of the estimated purchase price to reflect the difference between the book value and the fair value of net assets acquired. As a result of the uncertainty relating to the purchase price to be paid to dissenting shareholders the balance of goodwill may change. For every $1 increase/decrease in the purchase price applicable to dissenting shareholders, the total estimated purchase price would increase/decrease by approximately $12.3 million.

In accordance with the requirements of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", the goodwill arising on the acquisition will not be amortized.

(e) Other non-current assets

$’000

Revolving credit facility arrangement costs	1,177
TKT convertible loan note issuance costs write-off	(2,736)

(1,559)

This adjustment represents:

  The non-current portion of deferred debt issuance costs relating to the revolving credit facility, which was drawn-down to fund the acquisition (see note 3(a)). As indicated above the revolving credit facility has a 3-year term. The total deferred debt issuance costs will be amortized over this period; and

  the write-off of the TKT convertible loan note issuance costs which were redeemed as part of the acquisition.

(f) Other current liabilities

$’000

Revolving credit facility arrangement costs (see note 3 (c) and (e))	1,765
TKT restructuring costs (note 2 (f))	2,610
Write - off of bridging loan arrangement costs	1,173

5,548

(g) Long-term debt

$’000

Revolving credit facility repayable in more than one year	171,015
Redemption of TKT convertible loan notes payable	(94,000)

77,015

(h) Shareholders’ equity

The adjustments reflect the elimination of TKT reserves and the following adjustment to retained earnings:

Retained earnings	$’000

Shire before acquisition of TKT	2,271,256
In-process research and development write-off	(689,000)
Write-off of bridging loan arrangement costs	(1,173)

1,581,083

(i) Sales, general and administration and reorganization cost

This adjustment represents the amortization expense in respect of the identifiable intangible assets acquired (see note 2 (b) above) and the reclassification of TKT reorganization costs for both the 3 months to March 31, 2005 and the year to December 31, 2004 as follows:

	3 months to	12 months to
	March 31,	December 31,
	2005	2004
	$’000	$’000

Pro forma adjustment for amortization of other intangible assets acquired (at fair
value)	7,682	30,726
Reclassification of TKT reorganization costs (from reorganization costs)	671	3,970

	8,353	34,696

(j) Interest expense

	3 months to	12 months to
	March 31,	December 31,
	2005	2004
	$’000	$’000

Interest expense on drawn-down revolving credit facility	1,891	7,567
Revolving credit facility arrangement costs	147	588

	2,038	8,155

For both the 3 months to March 31, 2005 and the year to December 31, 2004 the interest expense adjustment reflects the amortization of the deferred debt issuance costs of the revolving credit facility and the interest expense on the drawn-down amount to fund the acquisition. The interest expense on the drawn-down amount (see note 3(a)) is based on:

  payment of $37 per share to all shareholders, including the dissenting shareholders, on the first day of the period;

  the resultant facility drawn-down of $171.0 million; and

  an interest rate of 4.4% in accordance with the terms of the revolving credit facility agreement.

(k) Income taxes

This adjustment represents the tax effect calculated at an effective tax rate of 37% on the interest expense and amortization expense pro forma adjustments referred to in note 4(j) and 4(k).

	3 months to March 31, 2005		12 months to December 31, 2004
	Adjustment	Tax effect	Adjustment	Tax effect
Items	$’000	$’000	$’000	$’000

Amortization of other intangible assets	7,682	2,842	30,726	11,369
Interest expense	2,038	754	8,155	3,017

		3,596		14,386

(l) Weighted average shares

The adjustment to the combined basic and diluted weighted average shares represents the historical basic and diluted weighted average shares of TKT. As part of the acquisition, Shire paid cash to all holders of common stock, options and convertible loan notes of TKT.

TKT has never declared or paid any cash dividends on its capital stock. Shire commenced payment of semi-annual dividends in 2004. The future dividend policy of the combined company will be determined by its board of directors.

(m) Non-recurring items

The following significant items have not been adjusted for in the pro forma condensed statements of operations as they are non-recurring in nature:

•	the IPR&D write-off of $689 million which formed part of the purchase price allocation has not been reflected in the pro forma condensed statements of operations (see note 2 (e)).

•	Cost of product sales has not been adjusted to reflect the fair value adjustment to acquired inventory.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHIRE PHARMACEUTICALS GROUP PLC
(Registrant)

Date: September 26, 2005		/s/ Angus Russell

	By:	Angus Russell
Chief Financial Officer